UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2024

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	81-5055489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North Lincoln Street Batavia, Illinois	60510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 974-4000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operations Officer

On September 19, 2024, Stephen LaMarche, the former Chief Operations Officer of High Wire Networks, Inc. (the “Company”), resigned from his position with the Company. Mr. LaMarche will remain on the Company’s Board of Directors (the “Board”).

Appointment of Chief Operations Officer

On September 19, 2024, the Board appointed Edward Vasko, the Chief Executive Officer of the Company’s Overwatch managed cybersecurity services division (“Overwatch”), to serve as Chief Operations Officer of the Company, effective immediately. Mr. Vasko will continue to serve as the Chief Executive Officer of Overwatch. Mr. Vasko, 54, has more than 33 years of experience in the cybersecurity industry, including extensive experience in business formation and development. He has also led several strategic mergers and acquisitions and exits. As a respected industry thought leader, he has addressed the national cybersecurity workforce development requirements for protecting the United States and its allies. Prior to joining the Company, from February 2020 until July 2024, Mr. Vasko served as the Director of Boise State University’s Institute of Pervasive Cybersecurity, a leader in cybersecurity research and host of the competency development hub known as the Cyberdome. From May 2019 until May 2020, Mr. Vasko served as Senior Vice President, Service Delivery, DevSecOps, and Customer Success of Avertium, a cybersecurity firm.

Pursuant to the Offer Letter from the Company in connection with Mr. Vasko’s position as Chief Executive Officer of Overwatch, which will remain in effect in connection with his appointment as Chief Operations Officer of the Company, in consideration for his service Mr. Vasko will receive an annualized base salary of $260,000 and will receive a one-time equity award with a grant date fair value of $40,000. In addition, Mr. Vasko will be eligible for (i) a target quarterly cash bonus in an amount of up to $45,000 based on a revenue target for existing revenue and (ii) a target quarterly cash bonus in an amount of up to $81,250 based on a revenue target for incremental net new revenue.

There are no family relationships between Mr. Vasko and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter to Edward Vasko

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Wire Networks, Inc.

Date: September 24, 2024	By:	/s/ Mark Porter
	Name:	Mark Porter
	Title:	Chief Executive Officer

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